                                                                     Exhibit 7.2

 THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES
     ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE
REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER,
      SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

                          HOMESEEKERS.COM, INCORPORATED

                      CONVERTIBLE REVOLVING PROMISSORY NOTE

Up to $4,000,000                                                November 5, 2001

         FOR VALUE RECEIVED, HOMESEEKERS.COM, INCORPORATED, a Nevada corporation (the "Company"), promises to pay to the order of FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation ("FNF"), or holder (either, the "Holder"), on the Maturity Date (as defined below), unless sooner paid or converted as provided below, the principal sum of Four Million Dollars ($4,000,000), or such lesser amount as shall equal the aggregate of the Revolving Advances made or deemed made by the Holder to the Company hereunder, plus accrued unpaid interest thereon. The outstanding principal balance of each Revolving Advance made pursuant to this Note shall bear interest at the Interest Rate from the date of such Revolving Advance to the date the principal sum of such Revolving Advance is paid in full. Payments of interest shall be due on each March 31, June 30, September 30 and December 31. All payments under this Note shall be made to the order of the Holder at4050 Calle Real, Santa Barbara, California 93110, or such other address as Holder may designate in writing to the Company, and shall be applied first to accrued unpaid interest, if any, and then to principal.

1.    Revolving Credit Agreement and Security Agreement. This Note is issued
      -------------------------------------------------
      pursuant to that certain Revolving Credit Agreement, dated October 25, 2001 (the "Credit Agreement"), by and between FNF and the Company. Any Holder, by taking possession hereof, shall be entitled to the benefits and bound by the obligations set forth in the Credit Agreement. This
      Note is secured pursuant to that certain Security Agreement, dated even date herewith (the "Security Agreement"), by and between Fidelity and the Company, and any Holder shall, by taking possession of this Note, be entitled to the benefits and protections set forth therein. Copies of the Credit Agreement and the Security Agreement may be obtained from the Company without charge.

2.    Revolving Note.  The Company may make draw-downs ("Revolving Advances")
      --------------                                     ------------------
      under this Note from time to time in an aggregate amount not to exceed the principal amount of this Note. Such Revolving Advances shall be recorded on Schedule A attached hereto (the "Borrowers Account"), and absent
         ----------                       -------------------
      manifest error, the Revolving Advances and other disbursement dates shown on Borrower's Account shall be conclusive and binding on the Holder.

3.    Interest Rate. The outstanding principal balance of each Revolving Advance
      -------------
      made pursuant to this Note shall bear interest at a variable rate equal to the Prime Rate as established by the Wall Street Journal from time to time plus two percent (2%) per annum from the date of such Revolving Advance to the date the principal sum of such Revolving Advance is paid in full.

4.    Maturity Date. The date that this Note shall mature, and the principal
      -------------
      amount outstanding hereunder, plus accrued unpaid interest thereon and any charges pertaining thereto, shall become due and payable (the "Maturity
                                                                     --------
      Date") shall be April 24, 2003.
      -----

5.    Prepayments. The Company may voluntarily prepay this Note either in whole
      -----------
      or in part without penalty or premium. The principal amount of Revolving Advances made hereunder and repaid may be re-borrowed. Such repayments shall be recorded by the Holder on Borrower's Account, and, absent manifest error, the repayments and repayment dates shown on Borrower's Account shall be conclusive and binding on the Holder.

6.    Conversion. The outstanding principal balance and unpaid accrued interest
      ----------
      on this Note shall, at Lender's sole option, convert into shares of the Company's [common] stock. The number of common shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the aggregate outstanding principal and unpaid accrued interest due on this Note on the date of conversion by ten cents ($0.10). If at the time chosen for conversion by Lender there are insufficient authorized common shares to permit conversion of this Note in full, the Company will take all corporate action necessary to authorize a sufficient number of such shares to permit such stated conversion in full.

              (a)  Manner of Conversion. Lender shall be deemed to be the holder
                   --------------------
      of the common shares into which this Note converts as of the date of the conversion described above. At that time, Lender shall cease to have any rights pursuant to this Note but shall have all of the rights granted to it as a holder of common stock. To receive a certificate representing the common shares, Lender shall surrender this Note to the Company. As soon as practicable after the surrender of this Note, the Company shall (i) issue and deliver to Lender a certificate for the number of full common shares issuable upon conversion, and (ii) pay to Lender cash as provided in
      Section 6(b) below for any fraction of a common share which would otherwise be issuable upon conversion.

              (b)  Fractional Shares.  No fractional common shares shall
                   -----------------
      be issued upon conversion of this Note. In place of a fractional share, the Company shall pay Lender an amount equal to the product obtained by multiplying the fractional share by the purchase price per share for the applicable common share.

7.    Waivers. The Company hereby waives diligence, presentment for payment,
      -------
      demand, protest, notice of non-payment, notice of dishonor, notice of protest, and any and all other notices and demands whatsoever. The Company shall remain bound under this Note until all principal and interest and any other amounts that are payable hereunder have been paid or converted in full, notwithstanding any extensions or renewals granted with respect to this Note or the release of any party liable hereunder. The Company, and any and all endorsers hereof, also waive the right to plead any and all statutes of limitations as a defense to any demand on this Note or any and all obligations or liabilities arising out of or in connection with this Note, to the fullest extent permitted by law.

8.    Events of Default. Any of the following events shall constitute an event
      -----------------
      of default by the Company under this Note (an "Event of Default"):
                                                     ----------------

      (a) the failure of the Company to pay to Holder, on the Maturity Date, any and all principal amounts due and owing under this Note;

      (b) the failure of the Company to pay to Holder interest payments when due; or

      (c) the occurrence of any other Event of Default pursuant to the Credit Agreement or the Security Agreement.

      Upon the occurrence of any Event of Default, as defined hereinabove, at Holder's option, Holder may declare immediately due and payable, and on any such declaration there shall become immediately due and payable, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest under this Note and any other sums owing at the time of such declaration pursuant to this Note, and Holder shall be entitled to exercise all rights and remedies available to Holder hereunder and under applicable law, all of which rights and remedies shall be cumulative. Without limiting the generality of the foregoing, upon the occurrence of an Event of Default, the interest rate at which interest shall accrue on the principal sum and any other amounts that are due under this Note shall increase to a variable rate equal to the Prime Rate as established by the Wall Street Journal from time to time plus four percent (4%) per annum from the date of such Event of Default to the earlier of the Maturity Date and the date the principal sum of such Revolving Advance is paid in full Default Rate until all such amounts have been paid in full.

9.    No Waiver by Holder. Any delay or omission on the part of Holder to
      -------------------
      exercise any of Holder's rights or remedies hereunder or under applicable law, including, without limitation, the right to accelerate amounts owing under this Note, shall not be deemed a waiver of that right or remedy or of any other right or remedy of

      Holder in respect thereof. The acceptance by Holder of any payment pursuant to the terms of this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the Holder's rights or remedies under this Note or under applicable law at that time or at any subsequent time or nullify any prior exercise of any such rights or remedies without the express written consent of Holder, except as and to the extent provided to the contrary by applicable law.

10.   Governing Law. This Note shall be governed by and construed according to
      -------------
      and enforced under the internal laws of the State of California without giving effect to its choice of laws rules.

11.   Binding Nature. The provisions of this Note shall be binding on the
      --------------
      Company and shall inure to the benefit of the Holder.


12.   Usury Savings Provisions. In the event Holder receives any sums under this
      ------------------------
      Note which constitute interest in an amount in excess of that permitted by any applicable law, then, all such sums constituting interest in excess of that permitted to be paid under applicable law shall, at Holder's option, either be credited to the payment of principal owing hereunder or returned to the Company.

13.   Severability. If, but only to the extent that, any provision of this Note
      ------------
      shall be invalid or unenforceable, then, such offending provision shall be deleted from this Note, but only to the extent necessary to preserve the validity and effectiveness of this Note to the fullest extent permitted by applicable law.

                                    HOMESEEKERS.COM, INCORPORATED


                                    _____________________________
                                    By:
                                    Its:

                                   SCHEDULE A

                               BORROWER'S ACCOUNT

         This Promissory Note evidences Loans made by Holder to the Maker, on the dates and in the principal amounts, at the interest rates and the maturity dates set forth below, subject to the payments of principal set forth below:

------------------------------------------------------------------------------------------------------------------
     Date Made    Principal Amount of    Interest   Maturity Date    Principal      Description     Verified By/
                          Loan             Rate                      Payments                       Approved By
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------


             Interest shall be due and payable at the Maturity Date.

                          FORM OF BORROWING CERTIFICATE

                   ------------------------------------------
                                REQUEST FOR LOAN

                   ------------------------------------------

TO:      Fidelity National Financial, Inc.

FROM:    HomeSeekers.com, Incorporated

DATE: ______________                               AMOUNT: ____________________

DATE NEEDED:________________

REASON FOR REQUEST:

--------------------------------------------------------------------------------


REQUEST APPROVED BY:


---------------------------------------
Name:


                                COMPANY USE ONLY

--------------------------------------------------------------------------------


TRANSFER APPROVED BY: ________________________________

TRANSFER DATE: ________________             AMOUNT: ____________________

SPECIAL INSTRUCTIONS:
ATTACH THIS SIGNED FORM TO THE REVOLVING PROMISSORY NOTE
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